QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

KPMG LLP 1660 International Drive McLean, VA 22102

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fieldstone Investment Corporation and Subsidiary:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in Amendment No. 8 to Registration Statement No. 333-114802.

January 25, 2005

QuickLinks

Consent of Independent Registered Public Accounting Firm